                                                                    EXHIBIT 99.2

              UNAUDITED PRO FORMA COMBINING FINANCIAL INFORMATION

    The following Unaudited Pro Forma Combining Balance Sheet of Viatel as of September 30, 1999 and Unaudited Pro Forma Combining Statement of Operations of Viatel for the nine months ended September 30, 1999 and the year ended December 31, 1998 illustrate the effect of our merger with Destia, the exchange of $205,790,000 aggregate principal amount of 11.50% senior dollar notes due 2009 of Viatel for all outstanding 11% senior discount notes due 2008 of Destia (the "Exchange Offer") and the private placement of approximately $64.0 million of 11.50% senior dollar notes in connection therewith (the "Private Placement"). The Unaudited Pro Forma Combining Balance Sheet assumes that the merger with Destia had been completed as of September 30, 1999 and the Unaudited Pro Forma Combining Statements of Operations assume that the merger with Destia had been completed as of the beginning of the periods presented. Certain reclassifications have been made to Destia's financial statements to conform with Viatel's presentation.

    Under the terms of our acquisition of Destia, the holders of Destia common stock received shares of Viatel common stock on the basis of an exchange ratio of 0.445 of a Viatel share for each Destia share. Under the Exchange Offer, the holders of Destia discount notes will receive a cash payment of $51.24 and $686.03 principal amount of Viatel's 11.50% senior dollar notes for each $1,000 principal amount at maturity of Destia's discount notes. The purpose of the Private Placement was to provide funding for the cash portion of the exchange offer, the consent payment and deferred financing costs.

ACCOUNTING TREATMENT

    Viatel will record the merger as a purchase transaction. For accounting purposes, Viatel will be deemed to be the acquiring corporation in the merger.

    The pro forma adjustments are based upon currently available information and assumptions that management of Viatel believes are reasonable and certain information provided by management of Destia. Viatel will account for the merger based upon the estimated fair market value of the net tangible assets, intangible assets and liabilities acquired at the date of acquisition. The adjustments included in the Unaudited Pro Forma Combining Financial Information represent the preliminary determination of these adjustments based upon available information. Viatel cannot provide any assurance that the actual adjustments will not differ significantly from the pro forma adjustments reflected in the Unaudited Pro Forma Combining Financial Information.

    The Unaudited Pro Forma Combining Financial Information is not necessarily indicative of either future results of operations or results that might have been achieved if the merger with Destia had been consummated as of the indicated dates. The Unaudited Pro Forma Combining Financial Information should be read in conjunction with the historical financial statements of Viatel and Destia, together with the related notes thereto, which are included, or incorporated by reference, in this Current Report on Form 8-K.

      UNAUDITED PRO FORMA COMBINING BALANCE SHEET AS OF SEPTEMBER 30, 1999

                                                                                           PRO FORMA       VIATEL PRO
                                                               VIATEL       DESTIA          MERGER           FORMA
                                                             HISTORICAL   HISTORICAL      ADJUSTMENTS       COMBINED
                                                             ----------   ----------      -----------      ----------
                                                                                  (IN THOUSANDS)
Assets
Current assets:
  Cash and cash equivalents................................  $  434,936   $  85,834       $       --       $  520,770
  Restricted cash equivalents..............................       5,447          --               --            5,447
  Restricted marketable securities, current................      66,569       4,359           21,709 (4)       92,637
  Trade accounts receivable, net...........................      60,995      52,518               --          113,513
  Other receivables........................................      42,610          --               --           42,610
  Prepaid expenses.........................................      10,277       6,445               --           16,722
                                                             ----------   ---------       ----------       ----------
      Total current assets.................................     620,834     149,156           21,709          791,699
                                                             ----------   ---------       ----------       ----------
Restricted marketable securities, non-current..............      96,848      16,978           15,278 (4)      129,104
Property and equipment, net................................     715,483     146,325               --          861,808
Cash securing letters of credit for network construction...      79,537          --               --           79,537
Intangible assets, net.....................................      66,506      61,101          864,123 (1)      939,909
                                                                                             (61,101)(1)
                                                                                               9,280 (4)

Other assets...............................................      15,193       3,123               --           18,316
                                                             ----------   ---------       ----------       ----------
      Total assets.........................................  $1,594,401   $ 376,683       $  849,289       $2,820,373
                                                             ==========   =========       ==========       ==========

Liabilities and Stockholders' Equity (Deficiency)
Current liabilities:
  Accrued telecommunications costs.........................  $   34,896   $  19,842       $       --       $   54,738
  Accounts payable, other accrued expenses and deferred
    revenue................................................      64,051      59,608            7,744 (1)      132,878
                                                                                               1,475 (4)
  Property and equipment purchases payable.................     196,814          --               --          196,814
  Accrued interest.........................................      28,500       4,359               --           32,859
  Current installments of notes payable, long-term debt and
    obligations under capital leases.......................      12,259      10,105               --           22,364
                                                             ----------   ---------       ----------       ----------
      Total current liabilities............................     336,520      93,914            9,219          439,653
                                                             ----------   ---------       ----------       ----------
Long-term liabilities:
  Long term debt...........................................   1,262,491     359,730          205,790 (1)    1,679,105
                                                                                            (209,070)(1)
                                                                                              60,164 (4)
  Notes payable and obligations under capital leases,
    excluding current installments.........................      28,109      24,657               --           52,766
                                                             ----------   ---------       ----------       ----------
      Total long-term liabilities..........................   1,290,600     384,387           56,884        1,731,871

Commitments and contingencies
Stockholders' equity (deficiency):
  Common stock.............................................         326         315             (315)(1)          467
                                                                                                 141 (1)
  Non-voting common stock..................................          --           1               (1)(1)           --
  Additional paid-in capital...............................     389,845      82,420          (82,420)(1)    1,071,272
                                                                                             552,128 (1)
                                                                                             105,976 (1)
                                                                                              23,323 (1)
  Unearned compensation....................................      (6,115)         --               --           (6,115)
  Accumulated other comprehensive loss.....................     (24,968)     (1,173)           1,173 (1)      (24,968)
  Accumulated deficit......................................    (391,807)   (183,181)         183,181 (1)     (391,807)
                                                             ----------   ---------       ----------       ----------
      Total stockholders' equity (deficiency)..............     (32,719)   (101,618)         783,186          648,849
                                                             ----------   ---------       ----------       ----------
      Total liabilities and stockholders' equity...........  $1,594,401   $ 376,683       $  849,289       $2,820,373
                                                             ==========   =========       ==========       ==========

 See accompanying notes to unaudited pro forma combining financial information.

             UNAUDITED PRO FORMA COMBINING STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999

                                                                                             VIATEL
                                                 VIATEL       DESTIA     PRO FORMA MERGER   PRO FORMA
                                               HISTORICAL   HISTORICAL     ADJUSTMENTS      COMBINED
                                               ----------   ----------   ----------------   ---------
                                                       (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenue:
  Communication services revenue.............  $ 151,204     $226,815        $      --      $ 378,019
  Capacity sales.............................     59,173           --               --         59,173
                                               ---------     --------        ---------      ---------
    Total revenue............................    210,377      226,815               --        437,192
                                               ---------     --------        ---------      ---------
Operating expenses
  Cost of services and sales.................    162,858      161,415               --        324,273
  Selling, general and administrative........     63,380       89,083               --        152,463
  Depreciation and amortization..............     39,039       20,393           92,585 (2)    147,751
                                                                                (4,266)(3)
                                               ---------     --------        ---------      ---------
    Total operating expenses.................    265,277      270,891           88,319        624,487
                                               ---------     --------        ---------      ---------
Operating loss...............................    (54,900)     (44,076)         (88,319)      (187,295)
Interest income..............................     21,413        5,501               --         26,914
Interest expense.............................    (97,344)     (35,007)         (23,517)(6)   (140,467)
                                                                                16,134 (5)
                                                                                  (733)(4)
Other expense................................         --       (1,055)              --         (1,055)
                                               ---------     --------        ---------      ---------
Net loss.....................................   (130,831)     (74,637)         (96,435)      (301,903)
                                               ---------     --------        ---------      ---------
Dividends on redeemable convertible preferred
  stock......................................     (1,341)          --               --         (1,341)
                                               ---------     --------        ---------      ---------
Net loss attributable to common
  stockholders...............................  $(132,172)    $(74,637)       $ (96,435)     $(303,244)
                                               =========     ========        =========      =========
Loss per common share, basic and diluted:
  Before extraordinary item..................  $   (4.85)    $  (2.81)                      $   (7.34)
  From extraordinary item....................         --           --                              --
                                               ---------     --------                       ---------
  Net loss attributable to common
    stockholders.............................  $   (4.85)    $  (2.81)                      $   (7.34)
                                               =========     ========                       =========
Weighted average common shares outstanding,
  basic and diluted..........................     27,250       26,521                          41,335 (7)
                                               =========     ========                       =========

 See accompanying notes to unaudited pro forma combining financial information.

             UNAUDITED PRO FORMA COMBINING STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998

                                                                                             VIATEL
                                                 VIATEL       DESTIA     PRO FORMA MERGER   PRO FORMA
                                               HISTORICAL   HISTORICAL     ADJUSTMENTS      COMBINED
                                               ----------   ----------   ----------------   ---------
                                                       (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenue:
  Communication services revenue.............  $ 131,938     $193,737        $      --      $ 325,675
  Capacity sales.............................      3,250           --               --          3,250
                                               ---------     --------        ---------      ---------
    Total revenue............................    135,188      193,737               --        328,925
                                               ---------     --------        ---------      ---------
Operating expenses
  Cost of services and sales.................    122,109      140,548               --        262,657
  Selling, general and administrative........     44,893       80,092               --        124,985
  Depreciation and amortization..............     16,268       11,866          123,446 (2)    149,034
                                                                                (2,546)(3)
                                               ---------     --------        ---------      ---------
    Total operating expenses.................    183,270      232,506          120,900        536,676
                                               ---------     --------        ---------      ---------
Operating loss...............................    (48,082)     (38,769)        (120,900)      (207,751)

Interest income..............................     28,259       11,516               --         39,775
Interest expense.............................    (79,177)     (41,030)         (31,356)(6)   (135,389)
                                                                                17,151 (5)
                                                                                  (977)(4)
Other expense................................         --         (661)              --           (661)
                                               ---------     --------        ---------      ---------
Loss before extraordinary loss...............    (99,000)     (68,944)        (136,082)      (304,026)
Extraordinary loss on debt prepayment........    (28,304)          --               --        (28,304)
                                               ---------     --------        ---------      ---------
Net loss.....................................   (127,304)     (68,944)        (136,082)      (332,330)

Dividends on redeemable convertible preferred
  stock......................................     (3,301)          --               --         (3,301)
                                               ---------     --------        ---------      ---------
Net loss attributable to common
  stockholders...............................  $(130,605)    $(68,944)       $(136,082)     $(335,631)
                                               =========     ========        =========      =========
Loss per common share, basic and diluted:
  Before extraordinary item..................  $   (4.44)    $  (3.31)                      $   (8.28)
  From extraordinary item....................      (1.23)          --                           (0.76)
                                               ---------     --------                       ---------
Net loss attributable to common
  stockholders...............................  $   (5.67)    $  (3.31)                      $   (9.04)
                                               =========     ========                       =========
Weighted average common shares outstanding,
  basic and diluted..........................     23,054       20,846                          37,139 (7)
                                               =========     ========                       =========

 See accompanying notes to unaudited pro forma combining financial information.

          NOTES TO UNAUDITED PRO FORMA COMBINING FINANCIAL INFORMATION

(1) Reflects the acquisition by Viatel Acquisition Corp. of Destia at September 30, 1999 as follows:

    (i) the issuance of 14.1 million shares of Viatel common stock using an exchange ratio of 0.445 of a share of Viatel common stock for each share of Destia common stock; Viatel common stock is valued at $39.21 per share, which represents the average of the closing stock price three days prior to and three days after the announcement of the merger.

    (ii) the exchange by holders of Destia's 11% senior discount notes with accreted value of $209,070,000 at September 30, 1999, for Viatel's 11.50% notes with an estimated aggregate principal amount of $205,790,000 and cash of $15,372,000. Under the terms of the exchange, holders of Destia's 11% senior discount notes will receive $686.03 principal amount of Viatel's 11.50% notes, $20.00 as a consent payment and $51.24 in cash for each $1,000 principal amount at maturity of Destia 11% senior discount notes. The pro forma calculations assume that none of Destia's 13.50% senior notes due 2007 will be put back to Destia pursuant to the offer to repurchase that Destia will be required to make as a result of the merger. To the extent such notes are put back to Destia, cash will be decreased or other indebtedness will be increased.

   (iii) estimated transaction costs for Viatel of $7,744,000;

    (iv) elimination of Destia goodwill and deferred financing costs;

    (v) the value of Viatel stock options exchanged for outstanding Destia stock options. Such value has been determined using the Black-Scholes method assuming 91.9% volatility, a risk free interest rate of 5.9% and an average exercise period of two years;

    (vi) the value of Viatel warrants exchanged for outstanding warrants of Destia. Such value has been determined using the Black-Scholes model assuming 91.9% volatility, a risk free interest rate of 5.9% and an average exercise period of two years; and

   (vii) the elimination of historical net assets acquired comprised of Destia's historical stockholders' equity reduced by goodwill and deferred financing fees.

Issuance of common stock (dollars in thousands)
    Destia shares outstanding at September 30, 1999.........   31,547,066
    Destia non-voting common shares outstanding at
      September 30, 1999....................................      104,388
                                                              -----------

    Adjusted Destia shares outstanding September 30, 1999...   31,651,454
    Exchange ratio of 0.445 to 1 share......................        0.445
                                                              -----------

    Number of shares issued to acquire Destia...............   14,084,897
    Per share price.........................................  $     39.21
    Value of shares issued..................................                $ 552,269
    Value of debt exchanged.................................                  205,790
    Cash portion of debt exchanged..........................                   15,372
    Value of options exchanged..............................                  105,976
    Value of warrants exchanged.............................                   23,323
    Estimated Viatel transaction costs......................                    7,744
                                                                            ---------
    Purchase price..........................................                  910,474
Less net assets acquired:
    Destia 11% senior discount notes due 2008 exchanged.....  $   209,070
    Destia stockholders' deficit............................     (101,618)
    Destia intangible assets................................      (49,863)
    Destia deferred financing fees..........................      (11,238)
                                                              -----------
                                                                               46,351
    Excess of cost over historical net assets acquired......                $ 864,123

          NOTES TO UNAUDITED PRO FORMA COMBINING FINANCIAL INFORMATION

    For illustrative purposes, Viatel has made a preliminary allocation of excess cost over estimated net assets acquired to goodwill as Destia's assets and liabilities are estimated to approximate fair value. The final allocation of purchase price to assets and liabilities acquired will depend upon the final purchase price and the final estimates of fair values of assets and liabilities of Destia at the closing date. Viatel will undertake a study to determine the fair values of assets and liabilities acquired and will allocate the purchase price accordingly. Viatel believes that the carrying value of current assets and current liabilities approximates fair value and that the excess of cost over historical net assets acquired will be allocated to property and equipment, telecommunications licenses, goodwill and other identifiable intangibles. However, there can be no assurance that the actual allocation will not differ significantly from the pro forma allocation.

(2) Reflects the amortization expense of the excess of cost over historical net assets acquired in the merger by use of the straight-line method over 7 years. Should the allocation of such excess of cost over historical net assets acquired differ significantly as described in note 1 above, amortization expense could increase since the depreciable lives of assets other than goodwill may be shorter.

(3) Reflects the elimination of Destia's historical amortization of goodwill and deferred financing costs.

(4) Reflects the sale of $63,666,000 in gross principal amount of Viatel's 11.50% senior dollar notes due 2009 for cash. The net proceeds of $58,359,000 from the offering are assumed to be applied as follows:
    a) $36,987,000 to purchase U.S. government securities that are pledged to secure the payment of interest through March 15, 2001 on $269,456,000 aggregate principal amount of Viatel's 11.50% senior dollar notes;
    b) $15,372,000 to be applied towards the cash payment portion of the exchange offer to holders of Destia's 11% senior discount notes due 2008;
    c) $6,000,000 towards the consent payment paid to such holders. The related deferred financing costs of $3,280,000 and the consent payment of $6,000,000 are being amortized over the term of the related debt.

(5) Reflects the elimination of Destia's historical interest expense for its 11% senior discount notes.

(6) Reflects interest expense and amortization of discount on Viatel's 11.50% notes.

(7) The average common shares outstanding used in calculating pro forma loss per common share from continuing operations are calculated assuming that the estimated number of shares of Viatel common stock to be issued in the merger were outstanding from the beginning of the periods presented. Options and warrants to purchase shares of common stock were not included in computing pro forma diluted earnings per common share because their inclusion would result in a smaller loss per common share.